ACKNOWLEDGEMENT AGREEMENT

This ACKNOWLEDGEMENT AGREEMENT (“Acknowledgement Agreement”) is entered into as of December 18, 2006 by and among MOVENTIS CAPITAL, INC., a corporation formed under the laws of the State of Delaware (“Moventis”), and STEVE PASQUAN “Lender”)

WHEREAS the Parties have entered into a Promissory Note Agreement (the “Note”) dated as of November 1, 2006 pursuant to which the Lender advanced a $200,000 loan to Moventis under the terms set forth in the Note.

AND WHEREAS the Parties have agreed that the Promissory Note Agreement shall be amended as provided for herein;

NOW THEREFORE in consideration of the premises, the mutual covenants and the terms and conditions contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Paragraph 2 of the Note, as provided below, shall be deleted in its entirety and replaced with:

(a)

For the purpose hereof, the Interest Rate means ten per cent (10%) per annum. Interest at the Interest Rate will be calculated daily not in advance.

2.

Payment Schedule

(a)

The parties agree to amend the Note term from 45 days to 90 days and amend the repayment Schedule, as provided in Schedule A of the Note as follows:

Note Payment Schedule
Pmt No.	Payment Date	Beginning Balance	Scheduled Payment	Principal	Interest
1	On or before December 19, 2006	$ 200,000	$ 75,625.00	$ 75,000	$ 625.00
2	On or before January 31, 2007	$ 125,000	$ 128,381.75	$ 125,000	$ 3,381.75
	Total Payments		$ 204,006.75	$ 200,000	$ 4,006.75

.

3.

Issuance of Warrants to Lender.

(a)

As consideration for the amendment to the Note, Moventis will issue to the Lender 75,000 Common Share purchase Warrants exercisable at a price of US$.65 for a 5-year term.

4.

This Acknowledgement Agreement and the Promissory Note Agreement shall be exclusively construed and governed by the laws in force in British Columbia and the laws of Canada applicable thereto and the courts of British Columbia (and the Supreme Court of Canada, if necessary) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder.  Each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts.

5.

Except as specifically provided herein, the Promissory Note Agreement shall in all other respects remain unamended and in force among the parties hereto.

6.

This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

MOVENTIS CAPITAL, INC.
By:

Name:

Title:

STEVE PASQUAN
By:

Name: